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Exhibit 99.16

CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS

        I hereby consent to the reference to me, Phillip R. Cox, included in or made a part of the Registration Statement on Form S-4 of Duke Energy Holding Corp., and any amendments thereto.

/s/ PHILLIP R. COX Name: Phillip R. Cox
Date: January 30, 2006

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  Exhibit 99.16
CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS